JOINT FILING AGREEMENT

         Sumitomo Heavy Industries, Ltd., a corporation incorporated under the laws of Japan, and SHI Canada Inc., a corporation incorporated under the laws of Canada, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of the common stock of GSI Lumonics Inc., a New Brunswick, Canada, corporation, is, and will be, filed jointly on behalf of each such person.



Dated:   December 19, 2000

                                            SUMITOMO HEAVY INDUSTRIES, LTD.



                                            By:  /s/ Yukio Kinoshita
                                                 ---------------------------
                                                 Name:    Yukio Kinoshita
                                                 Title:   Senior Vice President



                                             SHI Canada INC.



                                              By: /s/ Yukio Kinoshita
                                                  -----------------------------
                                                  Name:Yukio Kinoshita
                                                  Title:   President and Chief
                                                           Executive Officer